United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

Gardiner Healthcare Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3107 Warrington Road

Shaker Heights, Ohio 44120

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (216) 633-6708

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Departure of Chief Financial Officer

On September 11, 2023, David P. Jenkins notified Gardiner Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), of his decision to resign as Chief Financial Officer (“CFO”), effective September 19, 2023, to pursue other opportunities. The resignation of Mr. Jenkins did not involve any disagreement with the Board of Directors (the “Board”), the Company or its management on any matter relating to the Company’s operations, policies or practices.

(b)	Departure of Director

On September 14, 2023, Dr. Janelle R. Anderson notified the Company of her decision to resign from the Board, effective immediately. Dr. Anderson informed the Company that her decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the time of her resignation, Dr. Anderson served on the Audit Committee and the Nominating Committee of the Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardiner Healthcare Acquisitions Corp.

Date: September 15, 2023	By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer